Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (No. 333-79095 and 333-64292) on Form S-8 of our report dated June 22, 2007 appearing in the Annual Report on Form 11-K of PepsiAmericas, Inc. Salaried 401(k) Plan for the year ended December 31, 2006.
/s/ PLANTE & MORAN, PLLC
Elgin, Illinois
June 25, 2007